UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2024

DATA STORAGE CORPORATION

 (Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Broadhollow Road, Suite 307

 Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2021 Stock Incentive Plan

On June 20, 2024, Data Storage Corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). At the 2024 Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2021 Stock Incentive Plan, as amended and restated (the “Incentive Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that the Company will have authority to grant under the Incentive Plan by an additional 1,000,000 shares of the Common Stock. A description of the Incentive Plan, as amended, is set forth in the Company’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on May 7, 2024, in the section entitled “PROPOSAL NO. 4: TO AMEND THE 2021 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE TO GRANT AWARDS UNDER THE 2021 PLAN BY 1,000,000 SHARES TO 2,075,000,” which is incorporated herein by reference.

The summary of the Incentive Plan included in the Proxy Statement is not intended to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting held on June 20, 2024, the stockholders voted on four proposals, each of which is listed below and described in more detail in the Company’s Proxy Statement. With respect to each proposal, holders of the Company’s Common Stock were entitled to cast one vote per share of Common Stock held as of the close of business on the record date of April 23, 2024 (the “Record Date”). On the Record Date there were 6,970,943 shares of the Company’s Common Stock issued and outstanding and entitled to vote at the 2024 Annual Meeting.

The following are the final results of voting on each of the proposals presented at the 2024 Annual Meeting:

Proposal 1 — Election of Charles Piluso, Harold Schwartz, Thomas Kempster, John Argen, Lawrence Maglione, Matthew Grover, Todd Correll, Clifford Stein, Nancy Stallone and Uwayne Mitchell to serve on the Company’s board of directors.

	For	Withheld	Broker Non-Votes
Charles M. Piluso	3,352,235	13,040	1,717,891
Harold J. Schwartz	3,352,347	12,928	1,717,891
Thomas C. Kempster	3,352,311	12,964	1,717,891
John Argen	3,130,322	234,953	1,717,891
Lawrence A. Maglione Jr.	3,104,874	260,401	1,717,891
Matthew Grover	3,213,347	151,928	1,717,891
Todd A. Correll	3,213,510	151,765	1,717,891
Clifford Stein	3,352,148	13,127	1,717,891
Nancy Stallone	3,344,672	20,603	1,717,891
Uwayne Mitchell	3,349,577	15,698	1,717,891

Proposal 2 — Ratification of the Selection of the Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,930,465	18,870	133,831	—

Proposal 3 — Approval, on a Non-Binding Advisory Basis, Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,268,744	74,249	22,282	1,717,891

Proposal 4 — Approval of an amendment to the 2021 Stock Incentive Plan to increase the number of shares of the Company’s Common Stock available to grant awards under the 2021 Plan by 1,000,000 shares to 2,075,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,000,755	356,902	7,618	1,717,891

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to the Data Storage Corporation 2021 Stock Incentive Plan, as amended and restated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2024	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer